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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated April 28, 2010, relating to the consolidated financial statements and financial statement schedule of Rite Aid Corporation and subsidiaries, and the effectiveness of Rite Aid Corporation and subsidiaries' internal control over financial reporting, appearing in the Annual Report on Form 10-K of Rite Aid Corporation and subsidiaries for the year ended February 27, 2010, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/Deloitte & Touche LLP

Philadelphia, Pennsylvania
October 27, 2010

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM